Exhibit 99.1

READY CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2021 RESULTS

New York, New York, May 6, 2021 / PRNewswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services small-to-medium balance commercial loans, today reported financial results for the quarter ended March 31, 2021. Ready Capital reported U.S. GAAP Net income for the three months ended March 31, 2021, of $28.9 million, or $0.49 per share of common stock, and Distributable Earnings (a non-GAAP financial measure) of $24.7 million, or $0.41 per share of common stock.

First Quarter Results:

●	U.S. GAAP Net income of $28.9 million, or $0.49 per diluted share of common stock
●	Distributable Earnings of $24.7 million, or $0.41 per diluted share of common stock
●	Adjusted net book value of $14.89 per share of common stock as of March 31, 2021
●	Current liquidity of $424 million including cash, approved but undrawn financing and principal and interest collections receivable from servicers
●	Originated a record of $823.2 million of small-to-medium balance commercial loans
●	Originated $1.2 billion of residential mortgage loans
●	Originated $50.2 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
●	Originated over 36,000 loans under the Paycheck Protection Program totaling $1.3 billion; earned $73.3 million in net fees, with $67.8 million to be recognized in future periods as of March 31, 2021
●	Closed $338 million merger with Anworth Mortgage Asset Corporation
●	Declared and paid dividend of $0.40 per share in cash

“We are off to an active start to 2021. Our first quarter performance is attributable to our diversified model which provides both stable net interest income from our loan and servicing assets and alpha from our government sponsored gain on sale businesses. Our efforts to increase scale and improve our capitalization have positioned us well to create additional value for shareholders,” commented Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer. “We are proud of our efforts to aid small businesses through the Paycheck Protection Program which we will continue to parlay into expansion of our core SBA 7(a) lending program.”

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes distributable earnings, formerly referred to as core earnings, which is a non-U.S. GAAP financial measure. The Company defines Distributable Earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”), realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights, unrealized current non-cash provision for credit losses on accrual loans and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, merger related expenses, or other one-time items.

The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because Distributable Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Distributable Earnings may not be comparable to other similarly-titled measures of other companies.

In calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market, but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating Distributable Earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size. In 2016, the Company liquidated the majority of its MBS portfolio from distributable earnings to fund recurring operating segments.

In addition, in calculating Distributable Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value.  The Company treats its commercial MSRs and residential MSRs as two separate classes based on the nature of the underlying mortgages and the treatment of these assets as two separate pools for risk management purposes.  Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing, while the Company’s residential MSRs are accounted for under the fair value option under ASC 825, Financial Instruments.  In calculating Distributable Earnings, the Company does not exclude realized gains or losses on either commercial MSRs or residential MSRs, held at fair value, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.

To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year’s taxable income. These differences may result in certain items that are recognized in the current period’s calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

The following table reconciles Net Income computed in accordance with U.S. GAAP to Distributable Earnings:

Three Months Ended March 31,
(in thousands)	2021
Net Income	$28,947
Reconciling items:
Unrealized (gain) loss on mortgage servicing rights	(15,356)
Impact of ASU 2016-13 on accrual loans	(29)
Merger transaction costs and other non-recurring expenses	7,263
Total reconciling items	$(8,122)
Income tax adjustments	3,883
Distributable earnings	$24,708
Less: Distributable earnings attributable to non-controlling interests	563
Less: Income attributable to participating shares	657
Distributable earnings attributable to common stockholders	$23,488
Distributable Earnings per common share - basic and diluted	$0.41

U.S. GAAP Return on Equity is based on U.S. GAAP Net Income, while Distributable Return on Equity is based on Distributable Earnings, which adjusts U.S. GAAP Net Income for the items in the Distributable Earnings reconciliation above.

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Friday, May 7, 2021 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended March 31, 2021. The webcast will be available on the Company’s website at www.readycapital.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-407-0792

International: 1-201-689-8263

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Replay Pin #: 13719237

The playback can be accessed through May 21, 2021.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small-to-medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multi-family, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 500 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company’s website at www.readycapital.com

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$308,428	$138,975
Restricted cash	62,961	47,697
Loans, net (including $13,618 and $13,795 held at fair value)	1,611,826	1,550,624
Loans, held for sale, at fair value	473,078	340,288
Paycheck Protection Program loans (including $38,388 and $74,931 held at fair value)	1,292,808	74,931
Mortgage backed securities, at fair value	682,948	88,011
Loans eligible for repurchase from Ginnie Mae	221,464	250,132
Investment in unconsolidated joint ventures	75,048	79,509
Purchased future receivables, net	13,240	17,308
Derivative instruments	12,529	16,363
Servicing rights (including $98,542 and $76,840 held at fair value)	138,941	114,663
Real estate, held for sale	73,454	45,348
Other assets	151,503	89,503
Assets of consolidated VIEs	2,898,727	2,518,743
Total Assets	$8,016,955	$5,372,095
Liabilities
Secured borrowings	2,064,785	1,294,243
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	1,132,536	76,276
Securitized debt obligations of consolidated VIEs, net	2,211,923	1,905,749
Convertible notes, net	112,405	112,129
Senior secured notes, net	179,744	179,659
Corporate debt, net	333,317	150,989
Guaranteed loan financing	386,036	401,705
Liabilities for loans eligible for repurchase from Ginnie Mae	221,464	250,132
Derivative instruments	4,403	11,604
Dividends payable	9,631	19,746
Accounts payable and other accrued liabilities	162,465	135,655
Total Liabilities	$6,818,709	$4,537,887
Preferred stock Series C, liquidation preference $25.00 per share	19,494	—
Stockholders’ Equity
Preferred stock Series B and D, liquidation preference $25.00 per share	98,241	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 71,221,699 and 54,368,999 shares issued and outstanding, respectively	7	5
Additional paid-in capital	1,088,512	849,541
Retained earnings (deficit)	(20,027)	(24,203)
Accumulated other comprehensive loss	(7,042)	(9,947)
Total Ready Capital Corporation equity	1,159,691	815,396
Non-controlling interests	19,061	18,812
Total Stockholders’ Equity	$1,178,752	$834,208
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$8,016,955	$5,372,095

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
(In Thousands, except share data)	2021	2020
Interest income	$73,371	$69,551
Interest expense	(50,761)	(46,930)
Net interest income before provision for loan losses	$22,610	$22,621
Recovery of (provision for) loan losses	8	(39,804)
Net interest income after (provision for) recovery of loan losses	$22,618	$(17,183)
Non-interest income
Residential mortgage banking activities	41,409	36,669
Net realized gain on financial instruments and real estate owned	8,846	7,172
Net unrealized gain (loss) on financial instruments	20,996	(33,434)
Servicing income, net of amortization and impairment of $1,942 and $1,725	15,635	8,097
Income on purchased future receivables, net of allowance for doubtful accounts of $995 and $6,917	2,317	3,483
Income (loss) on unconsolidated joint ventures	(809)	(3,537)
Other income	571	4,073
Total non-interest income	$88,965	$22,523
Non-interest expense
Employee compensation and benefits	(22,777)	(18,936)
Allocated employee compensation and benefits from related party	(2,123)	(1,250)
Variable expenses on residential mortgage banking activities	(15,485)	(20,129)
Professional fees	(2,982)	(2,556)
Management fees – related party	(2,693)	(2,561)
Loan servicing expense	(6,104)	(5,570)
Merger related expenses	(6,307)	(47)
Other operating expenses	(15,484)	(13,744)
Total non-interest expense	$(73,955)	$(64,793)
Income (loss) before provision for income taxes	$37,628	$(59,453)
Income tax (provision) benefit	(8,681)	7,937
Net income (loss)	$28,947	$(51,516)
Less: Dividends on preferred stock	281	—
Less: Net income (loss) attributable to non-controlling interest	659	(1,064)
Net income (loss) attributable to Ready Capital Corporation	$28,007	$(50,452)

Earnings (loss) per common share - basic	$0.49	$(0.98)
Earnings (loss) per common share - diluted	$0.49	$(0.98)

Weighted-average shares outstanding
Basic	56,817,632	51,984,040
Diluted	56,843,448	51,990,013

Dividends declared per share of common stock	$0.40	$0.40

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE three months ENDED March 31, 2021

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$14,534	$39,693	$15,432	$2,044	$1,668	$73,371
Interest expense	(11,971)	(24,998)	(9,207)	(2,328)	(2,257)	(50,761)
Net interest income before provision for loan losses	$2,563	$14,695	$6,225	$(284)	$(589)	$22,610
Recovery of (provision for) loan losses	1,262	(1,609)	355	—	—	8
Net interest income after (provision for) recovery of loan losses	$3,825	$13,086	$6,580	$(284)	$(589)	$22,618
Non-interest income
Residential mortgage banking activities	$—	$—	$—	$41,409	$—	$41,409
Net realized gain (loss) on financial instruments and real estate owned	(1,493)	5,565	4,900	—	(126)	8,846
Net unrealized gain (loss) on financial instruments	897	3,033	514	15,355	1,197	20,996
Other income	1,183	1,288	(1,960)	15	45	571
Servicing income	21	726	7,782	7,106	—	15,635
Income on purchased future receivables, net of allowance for doubtful accounts	2,317	—	—	—	—	2,317
Income (loss) on unconsolidated joint ventures	(809)	—	—	—	—	(809)
Total non-interest income	$2,116	$10,612	$11,236	$63,885	$1,116	$88,965
Non-interest expense
Employee compensation and benefits	(1,485)	(2,252)	(4,561)	(13,588)	(891)	(22,777)
Allocated employee compensation and benefits from related party	(212)	—	—	—	(1,911)	(2,123)
Variable expenses on residential mortgage banking activities	—	—	—	(15,485)	—	(15,485)
Professional fees	(786)	(323)	(380)	(251)	(1,242)	(2,982)
Management fees – related party	—	—	—	—	(2,693)	(2,693)
Loan servicing expense	(1,751)	(2,052)	102	(2,364)	(39)	(6,104)
Merger related expenses	—	—	—	—	(6,307)	(6,307)
Other operating expenses	(2,364)	(3,916)	(6,285)	(2,204)	(715)	(15,484)
Total non-interest expense	$(6,598)	$(8,543)	$(11,124)	$(33,892)	$(13,798)	$(73,955)
Income (loss) before provision for income taxes	$(657)	$15,155	$6,692	$29,709	$(13,271)	$37,628
Total assets	$1,121,590	$3,128,924	$1,983,098	$672,255	$1,111,088	$8,016,955